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                                                                    EXHIBIT 99.1


                                                NEWS RELEASE


                                                Contact:
                                                Susan M. Johnson
    [EPIQ LOGO]                                 Manager, Investor Relations
                                                Telephone 913-621-9500

                                                Web Site:
                                                http://www.epiqsystems.com



EPIQ SYSTEMS, INC. COMPLETES PRIVATE PLACEMENT OF 900,000 SHARES



KANSAS CITY, KS, DECEMBER 29, 2000 -- EPIQ Systems, Inc. (NASDAQ - EPIQ) today announced it completed a private placement of 900,000 common shares with institutional investors at an offering price of $15 per share. The company intends to use the net proceeds of this placement to accelerate new product development, further expand sales and marketing, provide flexibility for potential acquisitions, repay its working capital line of credit and for general corporate purposes. A.G.Edwards & Sons, Inc. served as financial advisor and placement agent for the company in connection with this transaction.

Tom W. Olofson, chairman and chief executive officer, and Christopher E. Olofson, president and chief operating officer, said, "EPIQ Systems has a strong track record for achieving solid, profitable financial performance and increasing shareholder value. The capital raised from this transaction will enable us to take advantage of exciting opportunities in the e-commerce financial services and bankruptcy management markets." EPIQ Systems, Inc. develops, markets and licenses proprietary software products and provides support services for e-Workflow, e-Banking and e-Commerce that are directed to a variety of markets including financial services and bankruptcy management.


NOTE ON FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to the possible or assumed future results of operations and financial condition of the Company. Because those statements are subject to a number of uncertainties and risks, actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors concerning these risks are discussed from time to time in the company's filings with the Securities and Exchange Commission. In addition, there may be other factors not included in the Company's Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statements. The company undertakes no obligation to update any forward-looking statements contained herein to reflect future events or developments.
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